Exhibit 4.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the "Agreement"), dated as of  26th November, 2015 has been executed by and between the undersigned (the "Subscriber"), and Nemaura Medical, Inc., a Nevada corporation (the "Company") in connection with the offer and sale (the "Offering") of (i) 5,000,000 shares (the "Shares") of common stock, $0.001 par value per share (the "Common Stock") at a price of US$2.00 per Share for a total of US$10,000,000, and (ii) a warrant to purchase up to 10,000,000 shares of Common Stock the (the "Warrants," and, together with the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), the "Securities").

The Offering of the Securities is being made pursuant to Section 4(A)(2) of the Securities Act (as defined below), Rule 506 of Regulation D ("Regulation D") and/or Regulation S ("Regulation S") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").  Upon the terms and subject to the conditions set forth herein, the Subscriber hereby agrees to purchase, and the Company hereby agrees to issue and sell the Securities.  In consideration of the mutual promises, representations and warranties set forth herein, the Company and the Subscriber hereby agree as follows:

1.            Agreement to Subscribe

1.1            Purchase and Issuance of the Shares and Warrants. The Subscriber is hereby subscribing for the  Securities. The aggregate price payable for the Shares is US$10,000,000 ("Share Consideration").

(a) At the Closing, the Subscriber will deliver to the Company, or as otherwise instructed by the Company:

(i)            this signed subscription agreement; and

(ii)            the Share Consideration by wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion.

(b) At the Closing, the Company will deliver to the Subscriber:

(i)            this signed subscription agreement; and

(ii)            the Warrant executed by the Company.

(c) Within three (3) business days after receipt of the Share Consideration, the Company will deliver to the Subscriber stock certificates representing the Shares.

1.2            Closing.  The closing for the sale of the Shares and Warrants to the Subscriber shall take place at the offices of the Company on October ___________, 2015 (the "Closing"), or at such other time and/or such other place as the Company may determine in its sole and absolute discretion.

2.                  Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1            No Government Recommendation or Approval.  The Subscriber understands that no United States federal or state agency or similar agency of any other foreign country, has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2            Not a "U.S. Person".  The Subscriber is not a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act.  At the time the purchase for this transaction was originated, the Subscriber was outside the United States.

2.3            Intent. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber's own account and not for the account or benefit of any U.S. person, and not with a view towards the distribution or dissemination thereof and the Subscriber has no present arrangement to sell the Securities to or through any person or entity.  The Subscriber understands that the Securities must be held indefinitely unless such Securities are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

2.4            Restrictions on Transfer.  The Subscriber understands that the Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act.  The Securities have not been and will not be registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Subscriber acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to the Securities prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Act, unless in compliance with the Securities Act. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to the Company an opinion of counsel satisfactory to the Company.  Absent registration or another exemption from registration, the Subscriber agrees that it will not resell the Securities to U.S. Persons or within the United States.

2.5.            Accredited and Sophisticated Investor.

(i)          The Subscriber is familiar with the term "accredited investor" as defined in Regulation D promulgated under the Securities Act and is an "accredited investor" within the meaning of such term in Regulation D.

(ii)          The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(iii)          The Subscriber is able to bear the economic risk of his investment in the Securities for an indefinite period of time because none of the Securities have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.6            Independent Investigation.  The Subscriber, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company's officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as the Subscriber has requested.

2.7            Authority.  This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.  The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.

2.8            No Legal Advice from Company.  The Subscriber acknowledges that he, she or it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber's own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.9            Reliance on Representations and Warranties.  The Subscriber understands that the Securities are being offered and sold to the Subscriber in reliance on specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.10            .Organization.  If the Subscriber is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement  and otherwise to carry out its obligations hereunder and thereunder. If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

3.                 Representations and Warranties of the Company

The Company represents and warrants to the Subscriber that:

3.1            Valid Issuance of the Securities. .  The Shares and the Warrant Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.  The Warrants have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and such enforcement may be limited by equitable principles of general applicability, regardless of whether enforcement is sough in a proceeding at law or in equity.  Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. No shareholder approval is required for the Company to fulfill its obligations pursuant to this Agreement.  As of the Closing, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement

3.2            Organization and Qualification.  The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Nevada and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3            Authorization; Enforcement.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4            No Conflicts.  To the knowledge of the Company, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not materially (i) result in a violation of the Company's Articles of Incorporation or By-Laws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party.  Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

3.5            SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

4.                   Legends; Denominations

4.1            Legend.  The Company will issue the Shares,  and upon exercise of the Warrant, will issue the Warrant Shares, purchased by the Subscriber in the name of the Subscriber and in such denominations to be specified by the Subscriber prior to the Closing.  The Shares and Warrant Shares will bear the following legend (the "Legend"), and appropriate "stop transfer" instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

4.2            Subscriber's Compliance.  Nothing in this Section 4 shall affect in any way the Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

4.3            Company's Refusal to Register Transfer of Securities.  The Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S or Regulation D, pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act.

5.                Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

6.            Assignment; Entire Agreement; Amendment

6.1            Assignment.  Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

6.2            Entire Agreement; Amendment.  This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

7.                  Notices; Indemnity

7.1            Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express, UPS or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally on the scheduled arrival date when sent by next day or 2-day courier service or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail.

7.2            Indemnification.  Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement.

8.                 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

9.                 Survival; Severability

The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.                 Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Name of the Subscriber:  Dr. Dallas John Burston

Date of Subscription:      26th November     ,  2015
Place of Residency and/or Principal Place of Business: ___________________
Address of Subscriber:
  ______________________
  ______________________

Signature of Subscriber:

  By: /s/ Dallas Burston            /s/ Rachel Edwards
  Name:
  Title:

This subscription is accepted by the Company on the      26th     day of    November,   2015.

NEMAURA MEDICAL, INC.

By:  /s/ Dewan F H Chowdhury
Name:  Dewan F H Chowdhury
Title:  CEO